Exhibit 99.1

NAREIT Conference November 2008

Safe Harbor In keeping with the SEC's "Safe Harbor" guidelines, certain statements made during this presentation could be considered forward-looking and subject to certain risks and uncertainties that could cause results to differ materially from those projected. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, our understanding of our competition, current market trends and opportunities, projected operating results, and projected capital expenditures. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy, and the degree and nature of our competition. These and other risk factors are more fully discussed in the Company's filings with the Securities and Exchange Commission. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price. EBITDA, FFO, AFFO, CAD and other terms are non-GAAP measures, reconciliations of which have been provided in prior earnings releases and filings with the SEC.

Ashford Overview Ample liquidity Proactive capital preservation No material short-term debt maturities Attractive floating-rate debt structure Diversification reduces risk Prudent capital allocation

Liquidity & Capital Preservation Significant Cash on Hand • $225 million of available unrestricted cash on hand • $200 million of it currently invested in US treasuries • Proactively drew down $300 million revolver Asset Sales in 2008 • Sold 10 properties for $437 million • Represents $133,000 per key • TTM 6.6% cap rate and 12.0x EBITDA multiple • Paid off $252 million of debt through property sales • Opportunity to 1) purge portfolio of non-core assets, (Radisson brands), 2) exit high capex properties (Hilton Lincoln Center), and 3) lock in capital gains (Hyatt Regency Anaheim) Property Refinancings • 6 properties year to date • Completed refinancings despite difficult environment • Proceeds of $333m at a blended spread of L + 275 bps

Liquidity & Capital Preservation Strong Operating Margins • Hotel EBITDA margins improved despite flat RevPAR in 3Q • Implemented full range of contingency plans • Corporate G&A cuts in process • Property manager affiliate is adept at cutting costs quickly • Currently renegotiating brand standards Prudent Capital Expenditures • 3Q RevPAR penetration for assets not under renovation was 121.0% vs. 118.3% a year ago • $30 - 50 million of owner-funded capex planned for the remainder of 2008 / beginning of 2009 • ROI projects are on hold • Capital expenditures will be primarily for: - Life-safety - Mechanical - Projects already underway - Debt-financed projects • Working with brands to reduce PIP exposure

Little Exposure to Near-Term Maturities Weighted average debt maturity of 6 years (fully extended) Significant cushion in current financial covenants Note: maturity dates without extensions 2009: $30m - no extensions; $167m - extendable to 2012; $190m - extendable to 2011 2010: $195m - extendable to 2012; $75m - no extensions; $55m - extendable to 2012 2011: $20m, $5m and $67m - no extensions; $120m - extendable to 2013 2009 2010 2011 2012 2013 Total 30 75 281 417 120 Clear 30 75 281 417 120 Note: Company estimates as of 3Q '08. Debt maturity schedule assumes extendable loans are extended and excludes JV debt. Initial maturity on the revolver is 2010, but is extendable for two additional years assuming covenants are met. * Floating rate debt test excludes the impact of the swap due to purchased caps, and includes the $800m cap purchased subsequent to 9/30/08 Covenant Tests (as of 9/30/08) Covenant Tests (as of 9/30/08) Covenant Tests (as of 9/30/08) Test Actual Maximum leverage ratio 75.0% 58.8% Minimum fixed charge coverage ratio 1.25 1.72 Minimum tangible net worth $1,326m $1,506m Maximum % of floating rate indebtedness 50.0% 8.9% Debt Maturities Through 2013 ($m) *

Floating-Rate Debt is Advantageous AHT's Floating-Rate Debt Advantage • 95% of AHT's $2.8 billion of debt is floating-rate or swapped to floating-rate • Weighted average interest rate after swap of 4.02% assuming current 30-day LIBOR of 1.47% • For every 10 basis points decline in LIBOR, AHT saves $2.8 million annually in interest costs • Ashford's swap strategy had led to $6.2 million of savings through 3Q '08 • LIBOR and hotel RevPAR are highly correlated

Select-service assets perform better in recessionary times 32% of AHT's TTM EBITDA is select-service AHT geographic footprint mitigates market downturn risk AHT's portfolio is comprised of the strongest brands 87% of TTM EBITDA is from Hilton / Marriott 97% of TTM EBITDA is from Hilton / Marriott / Starwood / Hyatt Mezzanine lending income provides cushion Portfolio DSCR of 1.5x Additional support mitigates risk AHT Diversity Reduces Risk

Share Buybacks Ashford is creating long-term shareholder value by purchasing common & preferred shares at a significant discount to long-term value $50 million share repurchase program approved by the Board in December 2007 and an additional $75 million approved in September 2008 AHT repurchased 27.1 million shares of common stock at an average price of approx $3.03 so far during Q3-Q4 '08 Accretive use of capital given AHT's current stock price and 52% dividend yield(1) AHT will be opportunistic with the share buyback program, recognizing that other alternative uses of capital exist Assumes 11/14/08 stock price of $1.62.

Ashford Overview Ample liquidity Proactive capital preservation No material short-term debt maturities Attractive floating-rate debt structure Diversification reduces risk Prudent capital allocation